UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2005

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, Massachusetts

01752

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    Other Events.

As previously disclosed, we have the right, but not the obligation, to purchase an additional 2% of the net outstanding shares of Huawei-3Com Co., Ltd., the joint venture that we formed with Huawei Technologies Co., Ltd. (“Huawei”) in November, 2003.  On April 13, 2005 we informed Huawei that we were interested in beginning negotiations concerning our purchase of such shares.  We are currently in the early stages of negotiating the terms of this transaction with Huawei, including the purchase price, closing date and other material terms.  If this purchase is consummated, we will own a majority interest in the joint venture.  Our purchase of such shares is subject to regulatory approval by the Chinese government, as well as the successful negotiation of the terms of the purchase between us and Huawei.  Although we have begun negotiations with Huawei, there can be no assurance that regulatory approval will be granted, that we will be able to negotiate acceptable terms with Huawei, or that the transaction will be consummated at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: April 20, 2005	By:	/s/ Donald M. Halsted, III
Donald M. Halsted, III Executive Vice President and Chief Financial Officer